January 15, 2003

Netco Energy Inc.
1320, 925 W. Georgia Street
Vancouver, BC
V6C 3L2

Attention:       Donald A. Sharpe, President

Re:       Farmout Agreement

West Jumpbush Area, Alberta

This Agreement reflects terms and conditions that are acceptable to both Moxie Exploration Ltd. ("Moxie") and Netco Energy Inc. ("Netco").

1.         DEFINITIONS

Each capitalized term used in this Agreement will have the meaning given to it in the 1997 CAPL Farmout and Royalty Procedure, and, in addition:

(a)        "Contract Depth" means:

(i)         for Test Wells:

(a)        15-25-19-20 W4M: a depth of 1425m or 15m into the Mississippian formation, whichever first occurs;

(b)        103/15-36-19-20 W4M: a depth of 1400m or 15m into the Glauconitic formation, whichever first occurs;

(c)         1-1-20-20 W4M: a depth of 1450m or 15m into the Mississippian formation, whichever first occurs.

(ii)        for Option Wells: a depth of 1425m or 15m into the Mississippian formation, whichever first occurs.

(b)           "Farmer" means Moxie

(c)           "Farmee" means Netco

2.         SCHEDULES

The following Schedules are attached hereto and made part of this Agreement:

(a)           Schedule "A" which describes the Title Documents, Farmout Lands and Option Lands.

(b)           Schedule "B" which is the 1997 CAPL Farmout and Royalty Procedure.

(c)          Schedule "C" which is the 1990 CAPL Operating Procedure and 1988 PASC Accounting Procedure.

3.          TEST WELLS

On or before April 30, 2003, Farmee shall spud the following three Test Wells:

15-25-19-20 W4M 103/15-36-19-20 W4M 1-1-20-20 W4M

Farmee shall participate (as to a 70% working interest) in the drilling, casing and completion of each of the three Test Wells.

4.         EARNING

Upon participating in the drilling of the three Test Wells to their respective Contracts Depths and casing and completing or abandoning the same, Farmee shall earn a 35% interest in the Farmout Lands (to the base of the deepest formation penetrated and evaluated).

The following exceptions will apply:

i)          CASING POINT ELECTION

At casing point of each Test Well, should Farmer propose to run casing, Farmee may elect to not participate in any further operations on that Test Well and thereby forfeit the right to earn an interest in any zone subsequently evaluated by the Test Well within the section of the Farmout Lands that the Test Well was drilled.

An election by Farmee to not participate in the casing of a Test Well will result in Farmee forfeiting its interest in the Test Well wellbore.

ii)         ZONE IN COMMUNICATION

Prior to September 30, 2003, should an independent evaluator conclusively determine a Glauconitic zone evaluated in any of the three Test Wells that Farmee retains an interest to be in communication ("Zone in Communication") with the Glauconitic zone currently producing gas at 2-36-19-20 W4M, Farmee shall immediately be notified of such determination. Within 14 days of receipt of this notification, Farmee shall elect to pursue one of the following options:

(a)     Abandon/Suspend the Zone in Communication and proceed to further evaluate the Test Well or:

(b)     Sell Farmee's interest in the Test Well to Farmer for a price equivalent to Farmee's total costs associated with the Test Well that have been incurred to date less any revenue received by Farmee for production from the Zone in Communication from the Test Well.

In the case of Option (a), Farmee's P & NG earning is unaffected.

In the case of Option (b), Farmee shall forfeit any interest earned and/or the right to earn an interest in any zone within the section of the Farmout Lands that the Test Well was drilled.

For the purpose of Farmee's P & NG earning, the portion of the Farmout Lands in the NW quarter of section 6-20-19 W4M is to be combined with section 1-20-20 W4M and thereby associated with the 1-1-20-20 W4M Test Well.

5.         OPTION WELLS

On or before October 15, 2003, Farmee may spud an Option Well on either or both of the sections comprising the Option Lands to earn an interest in each section drilled.

Earning provisions, exceptions and options that apply to the Option Wells and Option Lands are to be the same as those applied to the Test Wells and the Farmout Lands.

6.         AREA OF MUTUAL INTEREST

The parties hereto do hereby agree to an "Area of Mutual Interest" defined as including the following lands:

Twp 19, Rge 19 W4M: Sections 19, 30, & 31

Twp 19, Rge 20 W4M: Sections 23, 24, 25, 26, 35 & 36

Twp 20, Rge 19 W4M: Sections 6 & 7

Twp 20, Rge 20 W4M: Sections 1, 2 & 12

(All Petroleum and Natural Gas below base Medicine Hat to base Mississippian)

The Area of Mutual Interest shall be in effect from the Effective Date of this Agreement until six (6) months after the rig release date of the most recently drilled Test Well or Option Well.

If any party hereto acquires an interest or the right to earn an interest in any lands within the Area of Mutual Interest, it shall, within ten (10) days of such acquisition, offer the remaining party a proportionate share therein, for a proportionate share of the acquisition costs or obligations such that the parties may own the following Working Interests or obligations:

Moxie Exploration Ltd.                                  65%

Netco Energy Inc.                                        35%

7.         OPERATING PROCEDURE

The 1990 CAPL Operating Procedure and 1988 PASC Accounting Procedure with the elections set out in Schedule "C" shall govern the Farmout Lands.

Please indicate your concurrence to the terms of this agreement by signing in the space provided below and returning the duplicate copy of this Agreement to Moxie Exploration Ltd. at your earliest convenience.

Yours truly,

Moxie Exploration Ltd.

"Laura Hatch"

Laura Hatch Land Manager

Accepted and Agreed to this 29th day of January, 2003.

Netco Energy Inc.

Per: "Donald A. Sharpe"
        Donald A. Sharpe, President

SCHEDULE"A"

ATTACHED TO AND FORMING A PART OF A FARMOUT AGREEMENT DATED THE 8™ DAY OF JANUARY, 2003, BETWEEN MOXIE EXPLORATION LTD. AND NETCO ENERGY INC.

FARMOUT LANDS

Title Document	Legal Description	Rights	Farmer's Pre-Farmout Working Interest	Encumbrances
Crown P&NG Lease No. 0401090243	Sec. 25-19-20 W4M	All P&NG below base Medicine Hat to base Mississippian (Excluding P&NG in any Glauconitic zone that is found to be in communication with the Glauconitic zone currently being produced at 2-36-19-20 W4M)	100%	Crown Royalty
Crown P&NG Lease No. 0401010543	Sec. 36-19-20 W4M	All P&NG below base Medicine Hat to base Mississippian (Excluding P&NG in any Glauconitic zone that is found to be in communication with the Glauconitic zone currently being produced at 2-36-19-20 W4M)	100%	Crown Royalty
Freehold P&NG Lease	NW Sec. 6-20-19 W4M	All P&NG below base Medicine Hat to base Mississippian (Excluding P&NG in any Glauconitic zone that is found to be in communication with the Glauconitic zone currently being produced at 2-36-19-20 W4M)	100%	Freehold Lessor Royalty (16.67%)
Freehold P&NG Lease	Sec. 1-20-20 W4M	All P&NG below base Medicine Hat to base Mississippian (Excluding P&NG in any Glauconitic zone that is found to be in communication with the Glauconitic zone currently being produced at 2-36-19-20 W4M)	100%	Freehold Lessor Royalty (16.67%)

SCHEDULE "A" (Continued)

ATTACHED TO AND FORMING A PART OF A FARMOUT AGREEMENT DATED THE 8™ DAY OF JANUARY, 2003, BETWEEN MOXIE EXPLORATION LTD. AND NETCO ENERGY INC.

OPTION LANDS

Title Document	Legal Description	Rights	Farmer's Pre-Farmout Working Interest	Encumbrances
Crown P&NG Lease No. 0401050341	Sec. 31-19-19 W4M	All P&NG below base Medicine Hat to base Mississippian (Excluding P&NG in any Glauconitic zone that is found to be in communication with the Glauconitic zone currently being produced at 2-36-19-20 W4M)	100%	Crown Royalty
Crown P&NG Lease No. 0401050342	Sec. 35-19-20 W4M	All P&NG below base Medicine Hat to base Mississippian (Excluding P&NG in any Glauconitic zone that is found to be in communication with the Glauconitic zone currently being produced at 2-36-19-20 W4M)	100%	Crown Royalty

SCHEDULE "B"

ATTACHED TO AND FORMING A PART OF A FARMOUT AGREEMENT DATED THE 8™ DAY OF JANUARY, 2003, BETWEEN MOXIE EXPLORATION LTD. AND NETCO ENERGY INC.

Farmout & Royalty Procedure Elections and Amendments

1.    Effective date (Subclause 1.01(f))

January 8, 2003

2.    Payout (Subclause 1.01(t)),

This optional article will not apply

3.    Incorporation of Clauses from 1990 CAPL Operating Procedure (Clause 1.02)

Insurance (311) - Alternate A

4.   Option Wells (Article 4.00)
This optional article will apply.

5.   Overriding Royalty (Article 5.00)
This Optional article will not apply.

6.   Conversion Of Overriding Royalty (Article 6.00)

This optional Article will not apply.

7.   Area of Mutual Interest (Article 8.00)

This optional article will apply.

8.   Reimbursement of Land Maintenance Costs (Articles 11.02)

This optional article will not apply.

R20
R19W4
T20
T20
T19
T19
AMI LANDS
1-1-20-20W4
103/15-36-19-20W4
11-36-19-20W4
OPTION LANDS
15-25-19-20W4
FARMOUT LANDS
R20
R19W4

WELL LEGEND

Bottom Hole Locations:

- Location
- Service or Drain
- Gas
- Suspended Oil
- Suspended Gas
- Injection
- Suspended
- Oil
- Dry & Abandoned
- Abandoned Oil
- Abandoned Gas

PIPELINE LEGEND

Pipeline Substances:

- Natural Gas
- Fuel Gas

Pipeline Statuses:

- Operating
- To Be Constructed
- Abandoned
- Discontinued

MOXIE EXPLORATION LTD.

WEST JUMPBUSH PROJECT
MOXIE/NETCO DEAL

Map Software by
IHS Energy

Version 4.98, Jan 13 2003

Author: Steve Dabuer
Date: January 27, 2003
File: WESTJUMPNETCO.MAP
Scale: 1 : 50000

Scale 1:50000

0 Kilometers 2

0 Miles 1.4

SCHEDULE "C"

ATTACHED TO AND FORMING A PART OF A FARMOUT AGREEMENT DATED THE 8TH DAY OF JANUARY, 2003, BETWEEN MOXIE EXPLORATION LTD. AND NETCO ENERGY INC.

SUMMARY OF 1990 CAPL OPERATING PROCEDURE

i.	Insurance (Clause 311):	Alternate "A" X	Alternate "B" _
ii.	Marketing Fee (Clause 604):	Alternate "A" X	Alternate "B" _
iii.	Casing Point Election (Clause 903):	Alternate "A" X	Alternate "B" _
iv.	Penalty for Independent Operations (Clause 1007):
	1. (Clause 1007{a})	Development Wells	300%
	2. (Clause 1007 {b})	Exploratory Wells	500%
v.	Disposition of Interests (Clause 2401):	Alternate "A" X	Alternate "B"
vi.	Recognition Upon Assignment (Clause 2404)*: *(2404 deleted in its entirety)*

SUMMARY OF 1988 REVISED PASC ACCOUNTING PROCEDURE

i.	Operating Advances Clause 105{a}:	10%
ii.	Approvals (Clause 110):	2 or more parties totalling 75%
iii.	Labour (Clause 202{b}):	(1) Second Level Supervisors located in a Production Office and directly employed in the conduct of Joint Operations shall _/shall not X be charged..
(2) Technical Employees located in a Production Office and directly employed in the conduct of Joint Operations shall /shall not X be charged
iv.	Employee Benefits Clause 203 {b}:	25%
v.	Warehouse Handling (Clause 217):	2.5% for tubular goods 2" and over and other items with new price over $5.000: 5% of the cost of all other material.
v.	Overhead Clause (302):

(a)        For each Exploration Project:

(1)    5% of first $50.000.00

(2)    3% of next $100.000.00

(3)    1% of cost exceeding (1) and (2).

(b)        For each Drilling Well:

(1)    3% of first $50.000.00

(2)    2% of next $100.000.00

(3)    1% of cost exceeding (1) and (2).

(c)        For each Construction Project:

(1)     5% of first $50.000.00

(2)     3% of next $100.000.00

(3)     1% of cost exceeding (1) and (2).

(d)        For each Operation and Maintenance:

(1)    N/A% of the Cost; and/or

(2)     For producing, injection and water source operations a flat rate of $N/A per month; or

(3)     $250.00 per producing well per month.

The rates in Subclause d(2) and d(3) herein will ___  /will not X escalate.

vii.	Pricing of Joint Material Purchases, Transfers and Dispositions: Approval of Non-Operator(s) required if new price greater than $25,000.00.
viii.	Periodic Inventories (Clause 5011):	at 5 years intervals.